Exhibit 99.1

XPERI INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On October 2, 2024 (the “Closing Date”), Xperi Inc. (the “Company” or “Xperi”) completed the sale of substantially all of the assets and certain liabilities of its subsidiary, Perceive Corporation (“Seller”), of which the Company owns approximately 76.2% of the equity interests, to Amazon.com Services LLC (“Buyer”) for $80.0 million in cash (the “Transaction”), pursuant to the terms of the Asset Purchase Agreement (the “Agreement”) entered into on August 14, 2024. At the Closing Date, Buyer paid $68.0 million in cash to Seller, while the remaining $12.0 million is being held back (the “Indemnification Holdback Amount”) to secure the Company’s and Seller's indemnification obligations for 18 months after the Closing Date.

The Transaction is considered a disposition of a significant business under Item 2.01 of Form 8-K. As a result, the unaudited pro forma condensed consolidated financial statements have been prepared in accordance with U.S. Securities and Exchange Commission (the “SEC”) Regulation S-X Article 11, Pro Forma Financial Information. The accompanying unaudited pro forma condensed consolidated balance sheet of the Company is presented as if the Transaction had occurred as of June 30, 2024. The accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2024 and the year ended December 31, 2023 (collectively the “Pro Forma Periods”) is presented as if the Transaction had occurred on January 1, 2023. The amounts included in the Xperi Historical columns represent the Company’s historical balance sheet as of June 30, 2024 and statements of operations for the respective Pro Forma Periods presented. The pro forma adjustments consist only of “Transaction Accounting Adjustments” (within the meaning of Regulation S-X Article 11-02(a)(6)(i)). The pro forma adjustments under the sub-column “Transaction” are intended to capture the immediate effects of the Transaction, and the pro forma adjustments under the sub-column “Other” are intended to capture separate activities from the Transaction (that are still “Transaction Accounting Adjustments”).

The pro forma adjustments are preliminary, based upon available information and made solely for the purpose of providing these unaudited pro forma financial statements, which are for informational purposes only and are not necessarily indicative of what our financial performance and financial position would have been had the Transaction been completed as of the dates indicated, nor do they purport to project the future financial position or operating results to be expected in any future period.

The unaudited pro forma financial statements should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma financial statements were based on and should be read in conjunction with:

•
Unaudited condensed consolidated financial statements and the related notes for the three and six months ended June 30, 2024, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2024;
•
Audited consolidated financial statements and the related notes for the year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2024; and
•
Other information regarding the Transaction and the Company included in the Company’s filings with the SEC from time to time.

The Transaction does not meet the criteria requiring discontinued operations presentation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 205 (“ASC 205”), Presentation of Financial Statements, as it does not constitute a strategic shift for the Company.

XPERI INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2024
(in thousands)
(unaudited)

		Transaction Accounting Adjustments
	Xperi					Pro
	Historical	Transaction	Notes	Other	Notes	Forma
ASSETS
Current assets:
Cash and cash equivalents	$92,481	$68,000	(a)	$—		$160,481
Accounts receivable, net	56,866	—		—		56,866
Unbilled contracts receivable, net	80,679	—		—		80,679
Prepaid expenses and other current assets	36,365	(1,326)	(b)	—		35,039
Total current assets	266,391	66,674		—		333,065
Note receivable, noncurrent	28,571	—		—		28,571
Deferred consideration from divestiture	6,267	—		—		6,267
Unbilled contracts receivable, noncurrent	23,504	—		—		23,504
Property and equipment, net	42,241	(118)	(b)	—		42,123
Operating lease right-of-use assets	34,756	(21)	(b)	—		34,735
Intangible assets, net	184,898	—		—		184,898
Deferred tax assets	4,950	—		—		4,950
Other noncurrent assets	27,669	11,083	(b) (c)	—		38,752
Total assets	$619,247	$77,618		$—		$696,865
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,314	$—		$—		$14,314
Accrued liabilities	90,469	9,426	(b) (d)	13,205	(e)	113,100
Deferred revenue	27,728	—		—		27,728
Total current liabilities	132,511	9,426		13,205		155,142
Long-term debt	50,000	—		—		50,000
Deferred revenue, noncurrent	22,455	—		—		22,455
Operating lease liabilities, noncurrent	24,401	—		—		24,401
Deferred tax liabilities	7,003	—		—		7,003
Other noncurrent liabilities	12,797	—		—		12,797
Total liabilities	249,167	9,426		13,205		271,798
Equity:
Common stock	46	—		—		46
Additional paid-in capital	1,241,931	—		—		1,241,931
Accumulated other comprehensive loss	(4,377)	—		—		(4,377)
Accumulated deficit	(848,867)	51,989	(d) (f)	(13,205)	(e)	(810,083)
Total Company stockholders’ equity	388,733	51,989		(13,205)		427,517
Noncontrolling interest	(18,653)	16,203	(g)	—		(2,450)
Total equity	370,080	68,192		(13,205)		425,067
Total liabilities and equity	$619,247	$77,618		$—		$696,865

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

XPERI INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2024
(in thousands, except per share amounts)
(unaudited)

		Transaction Accounting Adjustments
	Xperi				Pro
	Historical	Transaction	Other	Notes	Forma
Revenue	$238,435	$(4,066)	$—	(h)	$234,369
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	58,709	(1,714)	—	(h)	56,995
Research and development	95,562	(3,919)	—	(h)	91,643
Selling, general and administrative	109,455	(911)	—	(h)	108,544
Depreciation expense	6,862	(49)	—	(h)	6,813
Amortization expense	22,081	—	—		22,081
Total operating expenses	292,669	(6,593)	—		286,076
Operating loss	(54,234)	2,527	—		(51,707)
Interest and other income, net	2,332	328	—	(h) (i)	2,660
Interest expense - debt	(1,496)	—	—		(1,496)
Gain on divestiture	22,934	—	—		22,934
Loss before taxes	(30,464)	2,855	—		(27,609)
Provision for income taxes	13,538	12	—	(j)	13,550
Net loss	(44,002)	2,843	—		(41,159)
Less: net (loss) income attributable to noncontrolling interest	(583)	654	—	(k)	71
Net loss attributable to the Company	$(43,419)	$2,189	$—		$(41,230)
Net loss per share attributable to the Company - basic and diluted	$(0.97)				$(0.92)
Weighted-average number of shares used in net loss per share calculations - basic and diluted	44,926				44,926

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

XPERI INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands, except per share amounts)
(unaudited)

		Transaction Accounting Adjustments
	Xperi					Pro
	Historical	Transaction	Notes	Other	Notes	Forma
Revenue	$521,334	$(3,605)	(h)	$—		$517,729
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	118,628	(1,470)	(h)	—		117,158
Research and development	222,833	(12,791)	(h)	6,787	(l)	216,829
Selling, general and administrative	233,403	(2,657)	(h)	6,418	(l)	237,164
Depreciation expense	16,645	(117)	(h)	—		16,528
Amortization expense	57,752	—		—		57,752
Impairment of long-lived assets	1,710	—		—		1,710
Total operating expenses	650,971	(17,035)		13,205		647,141
Operating loss	(129,637)	13,430		(13,205)		(129,412)
Interest and other income, net	2,991	586	(h) (i)	—		3,577
Interest expense - debt	(3,000)	—		—		(3,000)
Gain on divestiture	—	77,635	(m)	—		77,635
Loss before taxes	(129,646)	91,651		(13,205)		(51,200)
Provision for income taxes	10,042	14,559	(j)	—		24,601
Net loss	(139,688)	77,092		(13,205)		(75,801)
Less: net (loss) income attributable to noncontrolling interest	(3,075)	17,745	(k)	(2,964)	(k)	11,706
Net loss attributable to the Company	$(136,613)	$59,347		$(10,241)		$(87,507)
Net loss per share attributable to the Company - basic and diluted	$(3.18)					$(2.03)
Weighted-average number of shares used in net loss per share calculations - basic and diluted	43,012					43,012

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

XPERI INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

(a)
The receipt of the cash payment on the Closing Date pursuant to the terms of the Agreement, which excludes the Indemnification Holdback Amount.
(b)
The derecognition of assets and liabilities sold to Buyer, pursuant to the terms of the Agreement.
(c)
The fair value of the Indemnification Holdback Amount of $12.0 million, which was discounted based on a present value factor as of June 30, 2024, resulting in an unamortized discount of $0.9 million. The discount will be accreted as interest income over a period of 18 months. The Indemnification Holdback Amount will be paid in cash 18 months after the Closing Date, subject to any indemnification claims of Buyer pursuant to the Agreement.
(d)
The estimated tax liability recognized from the Transaction as if it had occurred as of June 30, 2024. Based on the existing ownership structure as of June 30, 2024, the Company recognized 76.2% of the tax liability from the Transaction as a corresponding increase in accumulated deficit, while the remainder was attributable to noncontrolling interest in Seller.
(e)
The estimated amount accrued for certain non-recurring personnel-related expenses and other Transaction-related costs, which were expected to be paid by Seller after the completion of the Transaction (and not included in the historical financial statements).
(f)
Represents the estimated gain recognized from the Transaction. The estimated gain was computed by taking the total consideration of $79.1 million, less the amount of net assets sold of $1.5 million and an estimate of income tax expense on the estimated gain as computed in Note (d) above. Based on the existing ownership structure as of June 30, 2024, the Company recognized 76.2% of the estimated gain from the Transaction, while the remainder was attributable to noncontrolling interest in Seller.
(g)
Represents the estimated gain and an estimate of the related tax impact recognized from the Transaction that was attributable to noncontrolling interest in Seller.
(h)
The elimination of estimated revenue, operating expenses, and interest and other income, net, attributable to Seller to give effect to the Transaction as if it had occurred on January 1, 2023.
(i)
The accretion of interest income from the discount on the Indemnification Holdback Amount. Accretion of interest income was $0.3 million and $0.6 million for the six months ended June 30, 2024 and the year ended December 31, 2023, respectively.
(j)
The estimated tax effect related to the pro forma adjustments resulting from the Transaction as if it had occurred on January 1, 2023.
(k)
The elimination of net loss attributable to noncontrolling interest in Seller. The impact from the elimination of net loss was offset by Seller's share of the estimated gain recognized from the Transaction, interest income accreted from the discount on the Indemnification Holdback Amount, and the personnel-related expenses and other Transaction-related costs described in Note (e) above. The following table summarizes the adjustments to net loss attributable to noncontrolling interest for the Pro Forma Periods presented:

	Six Months Ended	Year Ended
	June 30, 2024	December 31, 2023
Elimination of net loss attributable to noncontrolling interest	$583	$3,075
Seller's share of estimated gain recognized from the Transaction	—	17,889
Seller's share of interest income accreted	74	135
Seller's share of estimated income tax effect related to the Transaction	(3)	(3,354)
Pro forma adjustment related to the Transaction	654	17,745
Seller's share of personnel-related expenses and other Transaction-related costs	—	(2,964)
Total pro forma adjustments to net loss attributable to noncontrolling interest	$654	$14,781
(l)
The estimated amount for certain personnel-related expenses and other Transaction-related costs (as described in Note (e) above).

(m)
Represents the estimated gain recognized from the Transaction, which is the difference between the total consideration received of $79.1 million and net assets sold of $1.5 million.